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                                                                    EXHIBIT 24.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the registration statement listed below of our report dated November 11, 1994, except for Note 16 as to which the date is November 22, 1994, on our audit of the consolidated financial statements of Tristar Corporation and Subsidiaries for the year ended August 31, 1994.




                                                                Registration No.
                                                                ----------------

On form S-8 for:


         400,000 Shares of Common Stock of Ross
            Cosmetics Distribution Centers, Inc.                 33-45396


                                                        COOPERS & LYBRAND L.L.P.

Dallas, Texas
December 13, 1996